UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2013

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 28, 2013, Urban Outfitters, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders (i) elected each of the Company’s three nominees for Director to serve a term initially expiring at the Annual Meeting of Shareholders in 2014, (ii) re-approved the performance goals included in the Urban Outfitters 2008 Stock Incentive Plan, (iii) approved an amendment to the Company’s Amended and Restated Articles of Incorporation (a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K), (iv) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended January 31, 2014, (v) defeated the shareholder proposal regarding an independent board chair, and (vi) defeated the shareholder proposal regarding board nominee requirements. The results of the voting were as follows:

1. Proposal No. 1: Election of Directors.

Directors	For	Withheld	Broker Non-Vote
Scott A. Belair	78,566,070	53,109,470	2,849,018
Robert H. Strouse	106,729,938	24,945,602	2,849,018
Margaret A. Hayne	95,162,929	36,512,611	2,849,018

2. Proposal No. 2: Re-approval of the performance goals included in the Urban Outfitters 2008 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
77,308,385	54,350,756	16,574	2,848,843

3. Proposal No. 3: Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation.

For	Against	Abstain	Broker Non-Vote
130,072,645	1,350,200	252,694	2,849,019

4. Proposal No. 4: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2014.

For	Against	Abstain	Broker Non-Vote
132,936,247	1,579,280	9,030	0

5. Proposal No. 5: Shareholder proposal regarding independent board chair.

For	Against	Abstain	Broker Non-Vote
51,035,751	80,318,421	321,540	2,848,846

6. Proposal No. 6: Shareholder proposal regarding board nominee requirements.

For	Against	Abstain	Broker Non-Vote
35,366,830	91,388,851	4,919,858	2,849,019

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amendment #2 to the Amended and Restated Articles of Incorporation of Urban Outfitters, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 31, 2013	By:	/s/ Richard A. Hayne
Richard A. Hayne
Chief Executive Officer